EXHIBIT 99.3

                                    AMENDMENT
                             DATED OCTOBER 13, 2008
                                       to
            AMENDED AND RESTATED EMPLOYMENT AND CONSULTING AGREEMENT
                             DATED DECEMBER 12, 2007
                                     between
                          THOMAS VIERTEL ("Executive")
                                       and
                 PRESIDENTIAL REALTY CORPORATION (the "Company")


         WHEREAS, the Employment and Consulting Agreement originally entered into as of January 1, 2004 between Executive and the Company was amended and restated as of December 12, 2007 (the "Amended and Restated Agreement"), and

         WHEREAS, Executive and the Company wish to amend the terms and conditions of the Amended and Restated Agreement as set forth herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Subsection 3(a)(iii) is amended by changing the date "December 31, 2011" to the date "December 31, 2012".

         2. Section 8(a) is amended to delete the seventh line thereof commencing with the word "2009" and ending with the word "a" and replacing it with the following:

                  "2009 and $.63 per share for calendar years 2010 and subsequent thereto to the extent any aforesaid year is a"

         3. Except as expressly provided herein, all of the other terms and conditions of the Amended and Restated Agreement shall remain in full force and effect.

                                       PRESIDENTIAL REALTY CORPORATION


                                       By: /s/ Jeffrey F. Joseph
                                           ------------------------------
                                           Jeffrey F. Joseph
                                           President and CEO

                                       EXECUTIVE:

                                           /s/ Thomas Viertel
                                           ------------------------------
                                           Thomas Viertel